Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in China Security & Surveillance Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.

/s/ GHP HORWATH, P.C.

Denver, Colorado
February 11, 2009